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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

          ____________________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event report) July 28, 2003

                          PRIMEDEX HEALTH SYSTEMS, INC.
--------------------------------------------------------------------------------
             [Exact Name or Registrant as specified in its Charter]


        New York                      0-19019                     13-3326724
        --------                      -------                     ----------
[State or other jurisdiction   [Commission File No.]            [IRS Employer
    of incorporation]                                        Identification No.]

             1510 Cotner Avenue, Los Angeles, California 90025-3303
             ------------------------------------------------------
               [Address of principal executive officers; ZIP Code]



         Registrant's Telephone No., including Area Code: (310)478-2800



       ___________________________________________________________________
                  Former address, if changed since last report




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Item 5.           Other Events and Regulation FD Disclosure
                  -----------------------------------------

                  Registrant has defaulted in its obligation to redeem the $16.3 million in its outstanding 10% convertible subordinated debentures due June 30, 2003. In connection with the default Registrant has requested debenture holders to consent to the extension of the debenture for an additional five years through June 30, 2008 in return for which Registrant will (i) increase the annual interest rate to 11.5%; (ii) reduce the conversion rate to $2.50; and (iii) agree not to redeem the debentures prior to July 1, 2005. Assuming Registrant receives the approval of a majority of the debenture holders and two thirds in amount of those responding Registrant intends to file a prepackaged Chapter 11 Plan of Reorganization with the Bankruptcy Court to confirm the Plan and to approve the change which will then bind all debenture holders. The Bankruptcy proceeding should have no other impact on the Registrant.



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 28, 2003                      PRIMEDEX HEALTH SYSTEMS, INC.



                                           By: /s/ Howard G. Berger, M.D.
                                               ---------------------------------
                                               Howard G. Berger, M.D., President